Exhibit 10.9

MUTUAL TERMINATION AND RELEASE

THIS MUTUAL TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into effective as of May 18, 2023, by and between FG Group Holdings Inc., a Nevada corporation f/k/a Ballantyne Strong, Inc., a Delaware corporation (“FGH”), and Ray F. Boegner, an individual (“Ray”), regarding the mutual termination of that certain Executive Employment Agreement dated February 14, 2012, between FGH and Ray (as amended, the “Employment Agreement”).

A. The parties acknowledge that Ray will hereafter be employed as President of Strong Global Entertainment, Inc. by Strong Technical Services, Inc., a Nebraska corporation and indirect subsidiary of FGH (“STS”), pursuant to a new employment agreement with STS effective as of the date hereof;

B. Ray has ended all work related to FGH and now desires to terminate his rights and obligations, except as provided herein, under the Employment Agreement, and FGH is willing to consent to such termination upon the terms and conditions contained in this Agreement;

C. The parties wish to mutually and amicably terminate the Employment Agreement, and, except as provided herein, to fully and finally resolve all legal and equitable claims existing between them that were or could have been asserted in any action and any and all claims, known or unknown, between the parties in any way related to the Employment Agreement or the employment relationship between the parties.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination. Except for the restrictive covenants set forth in Section 11 of the Employment Agreement, any ongoing obligations of either Party under the Stock Ownership Requirement provision set forth in Section 9 of the Employment Agreement, any ongoing obligations of either Party under the Inventions and Discoveries provision set forth in Section 12 of the Employment Agreement and as otherwise outlined herein, all terms and conditions of the Employment Agreement and all obligations of either party are hereby terminated, including without limitation the severance obligations and benefits set forth in Section 7 of the Employment Agreement, without requiring further notice of action by either party as of the date first mentioned above and upon execution of this Agreement by both parties. Notwithstanding anything to the contrary herein, in no event will actions taken or services performed within the scope of Ray’s employment by STS or its affiliates constitute a breach of the covenant not to solicit set forth in Section 11.3 of the Employment Agreement.

2. Ray’s Post-Termination Obligations. Ray acknowledges and agrees that those obligations and duties which have effect on a post-termination basis and which are expressly set forth in the EMPLOYMENT Agreement, otherwise agreed to by the parties, or implied by their nature therein, INCLUDING wITHOuT LIMITATIon ALL NON-DISCLOSURE, RETURN OF RECORDS, AND COVENANT NOT TO SOLICIT PROVISIONS SET FORTH IN SECTION 11 of the employment agreement, shall be performed and observed hereafter to the extent and for a term as expressed or implied in the EMPLOYMENT Agreement, and those provisions are specifically incorporated herein by reference.

3. Return of Information. Ray specifically acknowledges his obligation and agrees to promptly surrender to FGH and immediately discontinue use of all Confidential Information, customer data and databases, and all other information that is in any way confidential or proprietary to FGH.

4. Mutual Release. Subject to the full and complete compliance with the provisions of this Agreement, Ray hereby releases and forever discharges generally FGH and any affiliate, wholly-owned or controlled corporation, subsidiary, successor or assign thereof and any shareholder, officer, director, employee, or agent of any of them (the “FGH Parties”), and FGH does hereby release and forever discharge generally Ray, from any and all claims, demands, damages, and injuries, whether presently known or unknown, suspected or unsuspected, disclosed or undisclosed, actual or potential, which Ray or the FGH Parties, respectively, may have, or may hereafter claim to have had or to have acquired against the other of whatever kind or character arising out of or related to the termination, Ray’s employment and work for FGH, the Employment Agreement, or other agreements between the Ray and any of the FGH Parties related to the Employment Agreement, and arising from or related to any period prior to and including the date hereof (the “Released Claims”), including generally any and all claims at law or in equity, those arising under the common law or state or federal statutes, rules or regulations such as, by way of example only, securities statutes, rules or regulations, in any way arising out of or connected with the Released Claims (with the exception of fulfilling all post termination obligations outlined above, which are not waived), and further promise never from this day forward, directly or indirectly, to institute, prosecute, commence, join in, or generally attempt to assert or maintain any action arising from or related to the Released Claims against any of the other parties, in any court or tribunal of the United States of America, any state thereof, or any other jurisdiction. The parties acknowledge that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true with respect to the subject matter of this Agreement but that, notwithstanding the foregoing, it is their intention hereby to fully, finally, completely and forever settle and release the FGH Parties and Ray, as applicable, and that the release given herein shall be and remain irrevocably in effect as a full and complete general release notwithstanding the existence of any such additional or different facts.

5. Confidentiality. The parties agree that the terms and all contents of this Agreement and all information exchanged between the parties as part of any negotiation shall be kept strictly confidential by the parties and shall not be disclosed to any other person or any third party, without a court order or the prior written agreement of the other party. However, the parties are permitted to disclose the terms of this Agreement to their experts, tax advisors, and attorneys. This confidentiality provision is a material inducement to FGH’s willingness to enter into the Agreement.

6. Non-Disparagement. Except as required by law, each of the parties to this Agreement agrees to refrain from making any negative or derogatory remarks about any of the other parties or their principals, officers, directors, and/or agents.

7. Continued Vesting. The parties acknowledge that because Ray will continue to be employed by FGH’s majority owned indirect subsidiary, STS, Ray’s prior awards and grants of stock options and restricted stock units will continue to vest in accordance with the terms of the applicable FGH equity incentive plans and grant agreements.

8. Injunctive Relief. Without limiting any of FGH’s remedies, Ray agrees that any noncompliance with the terms of this Agreement or any unauthorized or improper use of any FGH materials or confidential information will cause irreparable damage to FGH. Ray therefore agrees that if it fails to comply with provisions of this Agreement, FGH will be entitled to both permanent and temporary injunctive relief from any court of competent jurisdiction in addition to any other remedies prescribed by laws.

9. Dispute Resolution. In the event a dispute, claim, or controversy shall arise between the Parties with respect to any provisions of this Agreement or the interpretation or performance thereof, and such is declared by written notice from one party to the other, either party must bring any action before the state or federal courts located within the State of North Carolina. The parties agree that such courts shall have exclusive jurisdiction and all parties hereby submit to personal jurisdiction before such court.

10. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, without regard to its conflict of laws principles.

11. Miscellaneous. This Agreement, and the documents referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof. No amendment will be binding unless in writing and signed by the party against whom enforcement is sought. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any party.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement to be effective as of the date first set forth above.

Ray F. Boegner	FG GROUP HOLDINGS INC.

/s/ Ray F. Boegner	By:	/s/ Mark D. Roberson
Date: May 18, 2023	Name:	Mark D. Roberson
	Title:	Chief Executive Officer
Date: May 18, 2023